UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 2, 2004


                         FRIENDLY ICE CREAM CORPORATION
             (Exact name of registrant as specified in its charter)

     Massachusetts                    0-3930                     04-2053130
                                                             (I.R.S. Employer
(State of Incorporation)      (Commission File Number)       Identification No.)

                                1855 Boston Road
                         Wilbraham, Massachusetts 01095

    (Address, including zip code of registrant's principal executive offices)

       Registrant's telephone number, including area code: (413) 543-2400

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 9. REGULATION FD DISCLOSURE.

Friendly Ice Cream Corporation reported that for the two months ended February 22, 2004, comparable systemwide restaurant sales increased 6.5% (5.6% increase for company operated and 8.3% increase for franchise restaurants) as compared to the prior year.

The Company has obtained an amendment to its revolving credit facility that will increase the maximum amount that may be borrowed from $30 million to $35 million and extends the maturity from December 2005 to June 2007. The effectiveness of the amendment is subject to the closing of an offering of $175 million of senior notes and other customary conditions. Friendly's intends to retire all of its outstanding 10 1/2% senior notes due December 1, 2007 with the issuance of the new senior notes, together with available cash and borrowings of approximately $4 million under its revolving credit facility.




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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         FRIENDLY ICE CREAM CORPORATION


                                         By:   /s/ PAUL V. HOAGLAND
                                            -----------------------
                                             Name: Paul V. Hoagland
                                             Title:  Executive Vice President of
                                             Administration and Chief Financial
                                             Officer
Date:    March 2, 2004